EXHIBIT 10.49

LEASE

THIS LEASE AGREEMENT (the “Lease”), entered into this __ day of November 2014, by and between SBA TENANT LLC, herein called "Landlord", and LUNA INNOVATIONS INCORPORATED herein called "Tenant".

W I T N E S S E T H:

That for and in consideration of the rents and covenants hereinafter set forth, Landlord hereby agrees to Lease, and Tenant hereby rents from Landlord, the following described premises together with all improvements thereon called the "Leased Premises" to-wit: the first floor office space located at 301 1st Street, SW, Suite 200, Roanoke, Virginia 24011 and deemed to be 4,432 square feet of office space as shown in Exhibit A.

TO HAVE AND TO HOLD said Leased Premises and the privileges and appurtenances thereunto belonging unto the Tenant, its successors and assigns, for the terms hereinafter provided, and upon the following terms and conditions, to which the parties mutually covenant and agree:

(1)    TERM:

(A)Subject to the terms and condition in this Section, the term of this Lease shall commence on April 1, 2015 (the “Commencement Date”) and end on March 31, 2020. Notwithstanding the foregoing, Landlord agrees as follows:

(i)
Landlord shall notify Tenant in writing on or about February 15, 2015 (but no later than February 20, 2015) of the anticipated date the improvements being made to the Leased Premises by Landlord as described in Section 9 are to be completed and the certificate of occupancy for the Leased Premises is to be obtained (the “Completion Date”). If the Completion Date is anticipated to be later than April 1, 2015, the parties agree to extend the Commencement Date to give Landlord additional time to complete the improvements and obtain the certificate of occupancy provided that Tenant shall be entitled to a credit of $5,540.00 for each thirty (30) day period, or portion thereof, the Commencement Date is extended.

(ii)
If Landlord notifies Tenant as provided in Subsection (i) above that the Completion Date will be on or before April 1, 2015, and the improvements being made to the Leased Premises by the Landlord as described in Section 9 are not completed by such date and/or the certificate of occupancy is not issued, Tenant shall be entitled to two (2) free months of rent for each thirty (30) day period, or portion thereof, beginning April 1, 2015 and ending the date the improvements being made by the Landlord as described in Section 9 are completed, a certificate of occupancy for the Lease Premises is issued and possession of the Leased Premises is made available to Tenant.

(iii)
If the Commencement Date is extended as provided in Subsection (i) above and Landlord is unable to complete the improvements being made to the Leased Premises as described in Section 9 and/or the certificate of occupancy for the Leased Premises is not issued by such date, Tenant shall be entitled to, in addition to the credit set forth in Subsection (i), two (2) free months of rent for each thirty (30) day period, or portion thereof, beginning on the date the Commenced Date was extended and ending on the date the improvements being made by the Landlord as described in Section 9 are completed, a certificate of occupancy for the Lease Premises is issued and possession of the Leased Premises is made available to Tenant.

(iv)
Landlord and Tenant agree, if necessary, that they shall execute an amendment to the Lease setting forth the actual Commencement Date if the same is not April 1, 2015. Landlord and Tenant further agree that in the event the Commencement Date is changed all other dates in the Lease shall be adjusted accordingly.

(v)
If Landlord is delayed in delivering the leased premises to Tenant due to reasons beyond its control, such as unusual weather events, unscheduled closures of government agencies, or Acts of God, it shall not be required to pay damages to Tenant as described in this Section.

(B)    Notwithstanding the foregoing and except for earlier termination as provided herein, either party desiring to terminate this Lease at the end of the term shall give the other party written notice of its intention to terminate this Lease at least 120 days in advance and this Lease shall continue in full force and effect at the highest rental rate and subject to all covenants, provisions and conditions herein contained until one party provides the other with 120 days prior notice of its election to terminate.

(C)    Except where the context clearly requires otherwise, the word "term" whenever used in this Lease with reference to the duration hereof, shall be construed to include any renewal terms as well as the original term.

(2)    BASE RENT:

(A)    During the term of this Lease Tenant covenants to pay a base annual rent in monthly installments in advance on the first day of each month on the following schedule:

Year                    Annual Rental                    Monthly Rental
1                    $66,480.00                    $5,540.00
2                    $68,474.40                    $5,706.20
3                    $70,528.63                    $5,877.39
4                    $72,644.49                    $6,053.71
5                    $74,823.83                    $6,235.32
6+                    3% increase over preceding year.

(B)    Provided there has been no event of Tenant default during the term of this Lease or any renewals and extensions thereof and provided Tenant has fulfilled all of its obligations under this Lease, then Tenant shall have the option to renew this Lease for two (2) terms of five (5) years. Tenant shall exercise its option by giving written notice to Landlord no less than 180 days prior to the end of the then current term. Rental in the renewal term(s) will increase annually by 3%.

(C)    Tenant will require access to the Leased Premises during the course of construction for the purpose of installing and storing Tenant’s fixtures, personal property and equipment prior to the Commencement Date and Tenant shall not be obligated to pay rent or other charges during the period that Tenant is occupying the space for this purpose.

(D)    If the original term does not commence on the first day of the month, Tenant shall pay for the period from the commencement date to the first day of the following calendar month a sum equal to one-thirtieth (1/30) of the monthly rental due hereunder for each day of such period. All rents thereafter shall be payable when due to:

SBA Tenant, LLC
c/o The Richmond Loft Company
301 1st Street SW, Suite 100
Roanoke, Virginia 24011

or such place as Landlord may designate in writing to Tenant.

(3)    SECURITY DEPOSIT:

The Tenant has deposited with the Landlord $5,000.00 as security for Tenant's full and faithful performance of all the terms of this Lease. Landlord shall return such sum when this Lease expires if Tenant has fully and faithfully carried out all of its terms. If there is a bona fide sale of the property of which the Leased Premises are a part and purchaser assumes this Lease, Landlord shall transfer to the purchaser the security deposit to be held under the terms of this Lease, and the Landlord shall be released from all liability for the return of such security to the Tenant.

(4)    ADDITIONAL RENT:

Additional rent (hereinafter referred to as "Additional Rent") is the amount of any payment referred to as such in any provision of this Lease or in any Addendum hereto, which accrues while this Lease is in effect.

(5)    USE OF LEASED PREMISES:

Tenant shall use the Leased Premises for an office and in strict accordance with all applicable laws and regulation of governmental authorities. Tenant shall use the Leased Premises for no other purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant will not use or permit or suffer the use of the Leased Premises for any unlawful or offensive business or purpose. Tenant will not, without prior written consent of Landlord, use or permit the outside walls, fences or roof of the Leased Premises to be used for advertising purposes.

(6)    CONDITION OF LEASED PREMISES

Tenant has examined and knows the present condition of the Leased Premises and the equipment thereon, if any. No representation, either verbally or written, has been made to Tenant, or Tenant's agents, by Landlord, or Landlord's agents, concerning the condition of the Leased Premises and the equipment thereto, if any, or that any particular use can be made thereof except as specifically set forth in writing in this Lease or any Addendum thereto. Landlord shall be under any duty to instruct Tenant or others as to the use of any equipment on the Leased Premises.

(7)    INTENTIONALLY DELETED

(8)    TENANT IMPROVEMENTS AND ACCEPTANCE OF PROPERTY

Landlord shall make the following tenant improvements to the Leased Premises, at no cost to Tenant, prior to the Commencement Date:

•	Metal or Wood Stud Framed Walls with Painted Gypboard finish.

•	Insulation between all office walls and bathrooms.

•	Gypboard ceilings in Lobby, Conference Room, Corridors

•	Acoustic Ceilings in Offices, Bathrooms and Rear Open Office & File Room

•	400 Amp Electrical Service, Outlets, Fluorescent lighting and Conduits for data.

•	Plumbing for bathrooms, kitchen and fixtures.

•	Counter tops and cabinetry for kitchen

•	HVAC and Duct, Split System Electric Heat Pumps and Air Conditioning.

•	Code compliant Sprinkler Service tied into building fire alarm system.

•	Polished Terrazzo Floor Finish, Carpet in Rear Open Office & File Room

•	Carpet for all areas other than center hall, kitchen and bathrooms

•	Solid Core Wood Doors with Metal Frames and ADA Lever Hardware

•	Building Permits and Design Drawings.

All improvements or alterations made to the Leased Premises by Tenant shall immediately become the property of Landlord and shall not be removed at the expiration or earlier termination of this Lease, unless so requested by Landlord, in which event Tenant agrees to so do and to repair promptly any damage caused by such removal.

At the Commencement Date, the Tenant shall be deemed to accept the building, improvements, and any equipment on or in the Leased Premises, in their existing condition, following a completed punch list approved by the Tenant and Landlord. Work shall be covered under warranty for one (1) year by Landlord.

(9)    ASSIGNMENT, SUBLETTING AND MORTGAGING

Tenant shall not assign this Lease nor sublet the Leased Premises, in whole or in part, without Landlord’s prior written consent, which shall not be unreasonably withheld. If consent to sublease is obtained, no such sublease shall in any way release or relieve Tenant from any of its covenants or undertakings contained in this Lease, and in all cases under this section, Tenant shall remain liable on this Lease during the existing term as of the date of the assignment or sublet.

(10)    UTILITIES

    Landlord shall bear responsibility for the costs of water, sewer and trash to the Leased Premises. Tenant shall bear responsibility for the costs of electricity, telephone and other utility services to the Leased Premises not covered by Landlord. Tenant shall promptly pay all telephone and other utility bills, as the same become due, it being understood and agreed that the Tenant shall promptly make all required deposits for meters and utilities services. Charges for the foregoing shall commence on commencement date of the original term of this Lease. Landlord shall not be liable for any interruption or failure in the supply of any utility to the Leased Premises for any reason whatsoever.

(11)    INSURANCE AND INDEMNIFICATION:

(11.1) INCREASE IN RISK. The Tenant

(A)    shall not do or permit to be done any act or thing as a result of which either (i) any policy of insurance of any kind covering any or all of the Leased Premises or any liability of the Landlord in connection therewith may become void or suspended, or (ii) the insurance risk under any such policy would (in the opinion of the insurer thereunder) be made greater; and

(B)    shall pay as Additional Rent the amount of any increase in any premium for such insurance resulting from any breach of such covenant, or shall pay Landlord for any loss sustained by Landlord as a result of any uninsured loss caused by Tenant's breach of covenants.

(11.2) INSURANCE TO BE MAINTAINED BY TENANT

(A)    The Tenant shall maintain at its expense, throughout the term, and all extension thereof, insurance against loss on liability in connection with bodily injury and destruction, property damage, personal injury and destruction, occurring within the Leased Premises or arising out of the use thereof by the Tenant or its agents, employees, officers or invitees, visitors or guest under one or more policies of general public liability insurance having such limits as are reasonably required by Landlord from time to time (but in any event of not less than $2,000,000.00 general aggregate, $2,000,000.00 products-comp/ops aggregate, $1,000,000.00 personal and advertising injury, $1,000,000.00 each occurrence, $100,000.00 fire damage (any one fire) and $5,000.00 medical expense (any one person)). Such policies shall name the Landlord and Tenant (and at Landlord's request, any mortgagee) as insured parties, shall provide that they shall not be cancelable without at least sixty (60) days prior written notice to the Landlord and Landlord's Agent (and at the Landlord's request any mortgagee) and shall be issued by a company with a rating of at least class VIII and an excellent rating from A.M. Best Insurance Reporting.

(B)    The Tenant shall maintain at Tenant's expense a plate glass insurance policy, for coverage of all glass contained in the Leased Premises.

(C)    If Tenant shall not comply with this covenant to maintain insurance as provided herein, Landlord may, at its option, cause insurance as aforesaid to be issued and in such event, Tenant shall pay when due the premiums for such insurance as Additional Rent hereunder.

(11.3) INSURANCE TO BE MAINTAINED BY LANDLORD

The Landlord shall maintain throughout the term of the Lease and extensions thereof, replacement cost with the agreed amount endorsed (no co-insurance) risk of direct physical loss coverage insurance with respect to the Leased Premises.

(11.4) WAIVER OF SUBROGATION

In the event of loss or other perils named in replacement cost with the agreed amount endorsed (no co-insurance) risk of direct physical loss coverage insurance, neither Landlord nor Tenant shall have or exercise any right of subrogation against each other, either through themselves or through any subrogation right under any policy of replacement cost coverage covering material or consequential loss and each of the parties agrees to instruct their insurance company to have their polices endorsed to waive the right of subrogation by the insurance company against either of them.

(11.5) LIABILITY OF PARTIES

Except if any to the extent that such party is released from liability to the other party hereto pursuant to the provisions of subsection 11.4;

(A)    The Landlord shall be responsible for, and shall indemnify and hold harmless the Tenant against and from any and all liability arising out of, any injury or death of any person or damage to any property, occurring anywhere upon the Leased Premises, if, and only if to the extent that such injury, death or damage is proximately caused by gross negligence or intentionally tortious act or omission of the Landlord. Landlord is not obligated to and specifically does not indemnify and hold harmless the Tenant against or from any liability for any such injury, death or damage occurring anywhere upon the Leased Premises, by reason of the Tenant’s occupancy or use of the Leased Premises because of fire, windstorm, act of God or other cause unless proximately caused by such gross negligence or intentionally tortious act or omission, as aforesaid.

(B)    Subject to the operation and effect of the foregoing provisions of this subsection, the Tenant shall be responsible for, and shall indemnify and hold harmless the Landlord against and from, any and all liability arising out of any injury to or death of any person or damage to the property, occurring within the Leased Premises or as the result of Tenant's use and occupancy of the Leased Premises.

(12)    TAXES AND ASSESSMENTS

(A)    Tenant shall promptly pay when due all taxes and assessments levied by public authority on its trade fixtures, equipment and other property of Tenant located on or about the Leased Premises and all other taxes occasioned by its business or use of the Leased Premises.

(B)    Tenant shall pay, as additional rental under this Lease Agreement, any state, county or municipal sales or use tax, or any other tax, which may hereafter be assessed with respect to the use or operation of the Leased Premises, provided Tenant shall not be required to pay any tax owed in connection with the rentals paid hereunder.

(13)    INTENTIONALLY DELETED

(14)    REPAIRS AND ALTERATIONS

(14.1)     Tenant shall keep and maintain the Leased Premises in neat and clean condition and shall replace all plate glass broken during the tenancy, regardless of the manner in which same may have been broken, and unstop all water fixtures that may become choked. Tenant shall not make any alterations of, additions to or changes in the Leased Premises or equipment without the prior written consent of Landlord, which consent shall not be unreasonably withheld, and all alterations, changes and improvements, by whomsoever made, shall be the property of Landlord.

(14.2)     Tenant agrees that all additions and improvements and attached equipment and fixtures installed in or on the Leased Premises by the Tenant, including but not being limited to, electric wiring, electric fixtures, show window reflectors, screens, screen doors, awnings, awning frames, permanent floor coverings, landscaping, furnaces and air conditioning machinery and equipment, shall immediately become the property of the Landlord and shall not be removed by Tenant at the termination of this Lease, unless requested to do so by the Landlord, in which event Tenant agrees to do so and to repair promptly any damage caused by such removal.

(14.3)    Except as otherwise provided in subsection 14.1 above, Landlord shall maintain and make all necessary repairs and replacements to the Leased Premises and the building of which the Leased Premises are a part, including, but not limited to, the foundations, load bearing walls, HVAC, electrical and plumbing systems, the tenant improvements made to the Leased Premises by Landlord and the roof. .

(14.4)     Tenant shall, on the last day of the term, or upon the sooner termination of this Lease, peaceably and quietly surrender the Leased Premises and equipment not owned by Tenant to Landlord, broom-clean, including all improvements, alterations, rebuildings, replacements, changes or additions placed by Tenant thereon, in as good condition and repair as the same were in at the commencement of the original term, normal wear and tear excepted; provided, however, Tenant shall not be required to return the Leased Premises and equipment in as good condition as aforesaid if the same are damaged or destroyed by fire or otherwise, unless caused by Tenant's fault or negligence which is not adequately covered by insurance.

(14.5)     Tenant shall not paint or change the decorative or architectural treatment of the storefront, the interior or the exterior of the Leased Premises without Landlord's written consent which shall not be unreasonably withheld. Tenant shall promptly remove upon order from the Landlord any decoration or architectural change which has been applied to or installed upon the Leased Premises without Landlord's written consent or take such other action with reference thereto as Landlord may direct.

(14.6)     Tenant shall not place or permit to be placed or maintained any sign, awning, advertising matter, decoration, lettering, or other item of any kind on the interior or the exterior of the Leased Premises or on the glass of any window or door of the Leased Premises without first obtaining Landlord's written approval thereof, which consent shall not be unreasonably withheld. Tenant shall promptly remove upon receipt of any order from Landlord, any sign, awning, advertising matter or other thing of any kind which has been applied to or installed upon the interior or exterior of Leased Premises without Landlord's written consent or take such other action with reference thereto as Landlord may direct.

(15)    DESTRUCTION OF LEASED PREMISES

(A)    If the Leased Premises are damaged or destroyed by fire or other casualty, then (1) if totally destroyed or so that the Leased Premises are rendered unleaseable, this Lease shall terminate as of the date of such destruction and Tenant shall be liable for the rent only to the date of such destruction and awards for the Leased Premises shall belong to and be payable to Landlord; or (2) if only partially destroyed and at least ninety percent (90%) of the space is useable by Tenant, Landlord shall, within a reasonable time, repair the Leased Premises with a prorata reduction in rent from the date of such partial destruction until the repairs are completed. Damage or destruction by fire or other casualty covered by insurance, which cannot be repaired or restored within 30 days of the date of such destruction, shall be deemed totally destroyed and the Lease shall be deemed to have terminated on the date of such destruction and Tenant shall be liable for the rent only to the date of such destruction and awards for the Leased Premises shall belong to and be payable to Landlord. Landlord's obligation to repair or restore the Leased Premises are stated herein as conditioned upon (a) all insurance proceeds and award for the Leased Premises being paid to Landlord, which are sufficient to cover the cost of said repairs and restorations, and (b) there remaining at least twenty four (24) months in the then existing term of this Lease. If Landlord does not repair the Leased Premises because either conditions (a) or (b) are not met, Landlord shall notify Tenant and this Lease shall terminate as of the date of such partial destruction and Tenant shall be liable for rent only to the date of such partial destruction. Notwithstanding the foregoing, if such damage is the result of the act or omission of the Tenant or Tenant’s employee, agent or invitee, and such damage is not covered by insurance, then Landlord at its option may repair or restore the Leased Premises, the cost of which shall be paid for by Tenant in installments or in whole upon notice thereof being given to Tenant by Landlord

(B)    Tenant shall give immediate written notice to Landlord of any damage or destruction of the Leased Premises whether it is total or partial.

(16)    INSPECTION BY LANDLORD

Tenant shall permit Landlord, its agents, or employees to inspect the Leased Premises and all parts thereof during normal business hours and to enforce and carry out any provision of this Lease and for the future purpose of showing the Leased Premises to prospective tenants and purchasers and representatives of lending institutions. During the last four (4) months of the original term and all renewals or extensions thereof, Landlord shall have the right to place "For Rent" and/or "For Sale" signs in conspicuous places on the Leased Premises and to otherwise advertise the Leased Premises "For Rent" and/or "For Sale", in addition to having the rights of entry and inspection set forth herein. Tenant shall do no act or omission which interferes with Landlord's rights to reentry and inspection.

(17)    EMINENT DOMAIN

(17.1) RIGHT TO AWARD

(A)    If any or all of the Leased Premises are taken by the exercise of any power of eminent domain or are conveyed to or at the direction of any governmental entity under a threat of any such taking (each of which is hereinafter referred to as a "Condemnation"), the Landlord shall be entitled to collect from the condemning authority thereunder the entire amount of any award made in any such proceeding or as consideration for such Deed, without deduction therefrom for any leasehold or other estate held by the Tenant by virtue of this Lease.

(B)    The Tenant hereby (i) assigns to the Landlord all of the Tenant's right, title and interest, if any, in and to any such award, (ii) waives any right which it may otherwise have in connection with such Condemnation, against the Landlord or such condemning authority, to any payment for (a) the value of the then unexpired portion of the term, (b) leasehold damages, and (c) any damage to or diminution of the value of the Tenant's leasehold interest hereunder or any portion of the Premises not covered by such Condemnation; and (iii) agrees to execute any and all further documents which may be required in order to facilitate the Landlord's collection of any and all such awards. Tenant may recover from Landlord its reasonable out-of-pocket costs related to relocating its operations.

(C)    Subject to the operation and effect of the foregoing provisions of this section, the Tenant may seek, in a separate proceeding, a separate award on account of any damages of costs incurred by the Tenant as a result of such Condemnation, so long as such separate award in no way diminishes any award or payment which the Landlord would otherwise receive as a result of such Condemnation.

(17.2) EFFECT OF CONDEMNATION

(A)    If (i) all of the Leased Premises are covered by a Condemnation, or (ii) if any part of the Leased Premises is covered by a Condemnation and the remainder thereof is insufficient for the reasonable operation therein of the Tenant's business, in Tenant’s reasonable discretion, or (iii) any of the Leased Premises is covered by a Condemnation and, in the Landlord's reasonable opinion, it would be impractical to restore the remainder thereof, then, in any such event, the Lease shall terminate on the date upon which the tenant vacates the Leased Premises provided that such date may be no sooner than six (6) months from the date of scheduled possession of so much of the Leased Premises as is covered by such Condemnation is taken by the condemning authority thereunder, and all rent (including, by way of example rather then of limitation, any Additional Rent payable pursuant to any Addendum regarding Additional Rent), taxes, and other charges payable hereunder shall be prorated and paid to such date.

(B)    If there is a Condemnation and the Term does not terminate pursuant to the foregoing provisions of this subsection, the operation and effect of this Lease shall be unaffected by such Condemnation, except that the base rent and the Additional Rent shall be reduced in proportion to the square footage of floor area, if any, of the Leased Premises covered by such Condemnation.

(17.3)     If there is Condemnation, the Landlord shall have no liability to the Tenant on account of any (i) interruption of the Tenant's business upon the Leased Premises, (ii) diminution in the Tenant's ability to use the Leased Premises, or (iii) other injury or damage sustained by the Tenant as a result of such Condemnation.

(17.4)     Except for any separate proceeding brought by the Tenant under the provisions of subsection17.1 (C), the Landlord shall be entitled to conduct any such Condemnation proceeding and any settlement thereof free of interference from the Tenant, and the Tenant hereby waives any right it might otherwise have to participate therein.

(18)    DEFAULTS BY THE TENANT

(18.1)     DEFINITION. As used in the provisions of this Lease, each of the following events shall constitute, and is hereunder referred to as, an "Event of Default":

(A)    If the Tenant (i) fails to pay the base rent or any other sum which the Tenant is obligated to pay by any provision of this Lease, when and as it is due and payable hereunder and without demand therefor, or (ii) in any respect violates any of the terms, conditions or covenants set forth in the provisions of this Lease; or

(B)    If the Tenant (i) applies for or consents to the appointment of a receiver, trustee or liquidator of the Tenant or of all or a substantial part of its assets, (ii) files a voluntary petition in bankruptcy or admits in writing its inability to pay its debts as they come due, (iii) makes an assignment for the benefit of its creditors, (iv) files a petition or an answer seeking a reorganization or an arrangement with creditors, or seeks to take advantage of any insolvency law, (v) performs any other act of bankruptcy, reorganization or insolvency proceeding; or

(C)    If (i) an order, judgment or decree is entered by any court of competent jurisdiction adjudicating the Tenant a bankrupt or an insolvent, approving a petition seeking such a reorganization, or appointing a receiver, trustee or liquidator of the Tenant or of all or substantially all of its assets, or (ii) there otherwise commences with respect to the Tenant or any of its assets any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment, receivership or similar law, and if such order, judgment, decree or proceeding continues in effect for more than sixty (60) consecutive days after the expiration of any stay thereof; or

(D)    If the Tenant vacates the Leased Premises for thirty (30) consecutive days and fails to provide the necessary utility service to the Leased Premises to cause the temperature within the Leased Premises to remain at a reasonable level.

(18.2)     NOTICE TO TENANT: GRACE PERIOD

Anything contained in the provisions of this section to the contrary notwithstanding, upon the occurrence of an Event of Default the Landlord shall not exercise any right or remedy which it holds under any provision of this Lease or under applicable law unless and until:

(A)    The Landlord has given written notice thereof to the Tenant and

(B)    If such Event of Default consists of failure to pay money, the Landlord has given seven (7) days written notice thereof to the Tenant and the Tenant has failed to make such payment in said seven (7) day period of time or, if such Event of Default consists of something other then failure to pay money, the Landlord has given thirty (30) days notice of the default and the Tenant has failed to proceed to diligently and in good faith to cure such Event of Default.

(C)    No such notice shall be required, and the Tenant shall be entitled to no such grace period, (i) if the Event of Default has occurred more than twice during any twelve (12) month period, or (ii) if any Event of Default enumerated in the provisions of sections 18.1 (B) or 18.1 (C) has occurred.

(18.3)     LANDLORD'S RIGHTS UPON EVENT OF DEFAULT

Upon the occurrence of any Event of Default, the Landlord may:

(A)    Re-enter and repossess the Leased Premises and any and all improvements thereon and additions thereto without necessity of judicial proceedings:

(B)    Relet any or all of the Leased Premises for the Tenant's account for any or all of the remainder of the Term as hereinabove defined, or for a period exceeding such remainder, in which event the Tenant shall pay to the Landlord any deficiency in the base rent and Additional Rent resulting, with respect to such remainder, from such releting, as well as the cost to the Landlord of any attorney's fees which fees the Tenant is hereby deemed to agree are reasonable or of any repairs or other action (including those taken in exercising the Landlord's rights under any provisions of this Lease) taken by the Landlord on account of such Event of Default;

(C)    Pursue any combination of such remedies and/or any other remedy available to the Landlord on account of such Event of Default under applicable law.

(18.4)     LANDLORD'S RIGHT TO CURE

Upon the occurrence of an Event of Default, the Landlord shall be entitled (but shall not be obligated), in addition to any other rights which it may have hereunder or under applicable law as a result thereof, and after giving the Tenant written notice of the Landlord's intention to do so except in the case of emergency, to cure such Event of Default, and the Tenant shall reimburse the Landlord for all expenses incurred by the Landlord in doing so, plus interest thereon at the highest rate then permitted on account thereof by applicable law, which expenses and interest shall be Additional Rent and shall be payable by the Tenant immediately upon demand therefore by the Landlord. In addition to the foregoing, in the event Tenant, its employees, agents or invitees, takes any action which constitutes an eminent danger or destruction or diminution of value of the Landlord’s property, real or personal, or to that of any other tenant or adjoining property owner, Landlord may immediately take all steps necessary to prohibit or enjoin such action and Tenant shall be responsible for the reasonable costs and expenses incurred by Landlord, including attorney’s fees, in correcting or stopping such danger or destruction.

(19)    SEVERABILITY:

If any provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such provision shall not be affected thereby.

(20)    RELATIONSHIP OF PARTIES:

Landlord and Tenant shall not be considered or deemed to be joint venturers or partners and neither shall have the power to bind or obligate the other except as set forth herein.

(21)    RULES AND REGULATIONS

The Landlord hereby reserves the right to prescribe, at its sole discretion, reasonable rules and regulations (hereinafter referred to as the "Rules and Regulations"), having uniform applicability to all tenants of 301 1st Street SW and governing the use and enjoyment of 301 1st Street SW and the remainder of the Property; provided, that the Rules and Regulations shall not materially interfere with the Tenant's use and enjoyment of the Leased Premises, in accordance with the provisions of this Lease, and further provided that in the event the Rules and Regulations conflict with the terms and condition of this Lease the terms and condition of the Lease shall control. The Tenant shall adhere to the Rules and Regulations and shall cause its agents, employees, invitees, visitors and guests to do so. SEE EXHIBIT B FOR RULES AND REGULATIONS OF THE PROPERTY.

(22)    NO REPRESENTATIONS BY LANDLORD:

Neither Landlord nor its agents have made any representations or promises with respect to the Building, the Land, or the Leased Premises except as expressly set forth herein. No rights, easements, or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. The taking possession of the Leased Premises by Tenant shall be conclusive evidence as against it, that Tenant accepts the Leased Premises were in good and satisfactory condition when possession was so taken.

(23)    SUBORDINATION

    Tenant accepts this Lease subject and subordinate to the present state of the Leased Premises and to any recorded mortgage, deed of trust or any other lien presently existing upon the Leased Premises and to any renewal, extension or modification thereof provided that the holder thereof shall execute and deliver to Tenant a non-disturbance agreement in form reasonably acceptable to Tenant. The failure of Landlord to obtain a non-disturbance agreement from any current lender prior to the Commencement Date shall be deemed an event of default by Landlord. Tenant agrees upon demand to execute such instruments subordinating this Lease to any future mortgage, deed of trust or other security instruments as Landlord may request, provided such further subordination is subject to, and conditioned upon, Tenant’s receipt from such future lender(s) of a non-disturbance agreement in form reasonably acceptable to Tenant.

(24)    SUCCESSORS AND ASSIGNS

All parties to this Lease agree that all of the provisions hereof shall bind and inure to the benefit of the parties hereto, their heirs, legal representatives, successors and assigns.

(25)    TENANT'S OBLIGATION TO COMPLY WITH APPLICABLE LAWS -
TENANT TO OBTAIN NECESSARY LICENSE

Tenant, at its expense, shall promptly comply with all federal, state, and municipal laws, orders, and regulations, and with all lawful directives of public officers, which impose any duty upon it with respect to the Leased Premises. The Tenant, at its expense, shall obtain all required licenses or permits for the conduct of its business within the terms of this Lease, or for the making of alterations, improvements, or additions, and the Landlord, when necessary, will join with the Tenant in applying for all such permits or licenses.

(26)    APPLICABLE LAW, CONSTRUCTION

(A)    This Lease shall be construed in accordance with the laws of the Commonwealth of Virginia.

(B)    Whenever used the singular number shall include the plural, the singular, and the use of any gender shall include all other genders.

(27)    ENVIRONMENTAL REQUIREMENTS

Tenant shall not cause, commit or allow to exist or to continue any violation of any environmental requirement imposed by any local, federal or state agency with respect to the Leased Premises or any use or activity on the Leased Premises. Tenant will not place, install, dispose of or release or cause, permit or allow to be placed, installed, disposed of or released any Hazardous Material on the Leased Premises. If any Hazardous Material is discovered on the Leased Premises at any time, which Hazardous Material has been placed thereon by Tenant, its employees or agents, Tenant shall promptly, at Tenant's sole risk and expense, remove, treat and dispose of the Hazardous Material in compliance with all applicable environmental regulations and laws.

(28)    FITNESS FACILITY:

Landlord will maintain in good working condition the fitness room and equipment similar to that in existence at the inception of the Lease. Employees of Tenant shall be granted unrestricted access, free of charge, to the fitness facility.

(29)    ESTOPPEL CERTIFICATE:

Either party shall, at any time and from time to time within twenty (20) days following receipt of written request from the other party, execute, acknowledge and deliver to the requesting party a written statement certifying that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification), certifying the date to which the rent reserved hereunder has been paid, and certifying that there are not, to the responding party’s knowledge, any uncured defaults on the part of the party requesting the certificate, or specifying such defaults if any are claimed. Such a statement may be relied upon by any prospective purchaser, mortgagee or subtenant of all or any portion of the Premises. The responding party’s failure to deliver such statement within said twenty-day period shall be conclusive upon such party that this Lease is in full force and effect and unmodified, and that there are no uncured defaults in the requesting party’s performance hereunder.

(30)    DEFAULT BY LANDLORD:

In the event Landlord fails to maintain the building of which the Leased Premises are a part and infrastructure in good working order or fails to make any reasonable repair requested by the Tenant or otherwise required under this Lease within 30 days, or within 24 hours in the case of a repair causing a health risk to the Tenant’s employees, the Tenant may have such repair performed at its expense and deduct such costs from future rentals due under the Lease.

(31)    NOTICES

Whenever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other, such notices or demand shall be given or served and shall not be deemed to have been given or served unless in writing and forwarded by registered or certified mail addressed as follows:

TO LANDLORD:

SBA TENANT LLC
c/o The Richmond Loft Company
Attention: Bill Chapman
415 Oliver Hill Way, Suite 100
Richmond, VA 23219

TO TENANT:

LUNA INNOVATIONS INCORPORATED
Attn: Scott A Graeff301 1st Street SW, Suite 200
Roanoke, VA 24011

WITH A COPY TO:

Whitlow & Youell, PLC
Attn: Cooper Youell
28A Kirk Avenue
Roanoke, VA 24011

(32)    FINAL UNDERSTANDING:

This Lease represents the final understanding between Landlord and Tenant and the obligations of each party hereunder cannot be changed or modified unless by written Addendum signed by the parties whose obligations are to be modified and endorsed hereon or attached hereto.

(33)    QUIET ENJOYMENT:

Landlord represents and warrants that it has the authority to enter into this Lease. Landlord further represents, warrants and covenants that so long as Tenant pays all amounts due hereunder and performs all other material covenants and conditions of this Lease to be performed by the Tenant hereunder, Landlord and its successors and assigns shall not interfere, nor permit interference, with Tenant’s quiet use and enjoyment of the Leased Premises and that, subject to the terms and conditions of this Lease, Tenant shall peaceably and quietly have, hold and enjoy the Leased Premises for the Term hereof.

(34)SPECIAL PROVISIONS: This Lease shall allow the Tenant use of ten (10) designated parking spaces in the surface parking lot at 0 Kirk Street SW which spaces shall be available exclusively for use by Tenant 24 hours a day, seven days a week. Terms and conditions for use of the parking lot:

(A)Items Left in Vehicles. Landlord shall not be responsible for damage or loss to possessions or items left in Tenant’s vehicles.

(B)Damage to Vehicles. Landlord shall not be responsible for damage to Tenant’s vehicles, whether or not such damage is caused by other vehicle(s) or person(s) in the parking lot and surrounding area.

(C)Parking Lot Attendants. Landlord shall not provide parking lot attendants. In the event that Landlord provides such attendants, any use of such attendant by Tenant to park or drive Tenant’s vehicles shall be at Tenant’s request, direction and sole risk of any resulting loss and Tenant shall indemnify Landlord for any loss resulting from such use.

(D)Vehicle Identification. Tenant agrees to provide the model, make and color of cars and license plate numbers to Landlord. Landlord grants to Tenant the right to tow unauthorized vehicles in the parking spots leased to Tenant. Landlord shall not tow any vehicle in the parking spots leased to Tenant without contacting Tenant first.

(F)     Requirements: Vehicle must be licensed, insured and maintained in accordance with all state and local laws and ordinances. A vehicle is unauthorized or illegally parked if it:
a)is on jacks, blocks or has wheel(s) missing; or
b)has no current license or no current inspection sticker; or
c)takes up more than one parking space not leased to Tenant; or
d)is parked in a marked handicap space without the legally required handicap insignia;
e)is parked in a space marked for manager, staff, or guest at the office; or
f)blocks another vehicle from exiting; or
g)is parked in a fire lane or designated "no parking" area; or
h)is parked in a space specifically marked for the use of others; or
i)is parked on the sidewalk; or
j)blocks garbage trucks from access to a dumpster.

WITNESS the following signatures and seals:

LUNA INNOVATIONS INCORPORATED

By:         /s/ Dale Messick                 (SEAL)

Its:         Chief Financial Officer

SBA TENANT, LLC

By:          /s/ William Chapman                 (SEAL)

Its:         Manager

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